Exhibit 99.1

THE HONORABLE ROBERT S. LASNIK

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re F5 NETWORKS, INC. DERIVATIVE LITIGATION	) ) ) )	Master File No. C-06-0794-RSL STIPULATION OF SETTLEMENT

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated September 24, 2010 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined below in § IV(A)(18) hereof), each by and through their respective counsel: (i) Federal Lead Plaintiff Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust (“Federal Lead Plaintiff”) (on behalf of itself and derivatively on behalf of F5 Networks, Inc. (“F5” or the “Company”)); (ii) the Individual Defendants (as defined below in § IV(A)(10)); and (iii) nominal party F5. The Stipulation is intended by the Settling Parties to fully, finally and forever resolve, discharge and settle the Released Claims (as defined below in § IV(A)(16)), upon and subject to the terms and conditions hereof.

I. INTRODUCTION AND PROCEDURAL OVERVIEW

On June 8, 2006, plaintiff Glenn Hutton filed a complaint in the United States District Court for the Western District of Washington at Seattle (the “Court”): Hutton v. McAdam, et al., Case No. 2:06-cv-00794-RSL. Thereafter, three other cases were consolidated with the Hutton case: Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust v. McAdam, et al., Case No. 2:06-cv-01057-RSL; Easton v. McAdam, et al., Case No. 2:06-cv-01145-RSL; and Barone v. McAdam et al., Case No. C07-1200-RSL.The four above-referenced derivative actions were consolidated as In re F5 Networks, Inc. Derivative Litigation, Master File No. 2:06-00794-RSL (the “Federal Action”).On October 2, 2006, the Court appointed Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust as Federal Lead Plaintiff, and Coughlin Stoia Geller Rudman & Robbins LLP (now known as Robbins Geller Rudman & Dowd LLP) as lead counsel in the Federal Action (“Federal Lead Counsel”).

Three additional derivative actions were filed against F5 and certain of the Individual Defendants in the Superior Court of Washington for King County: Adams v. Amdahl et al., Case No. 06-2-17195-1 SEA; Wright v. Amdahl et al., Case No. 06-2-19159-SEA; and Sommer v. McAdam et al., Case No. 06-2-26248-4 SEA. On April 3, 2007, the above-referenced actions were

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consolidated as In re F5 Networks, Inc. State Court Derivative Litigation, Master Case No. 06-2-17195-1 SEA (the “State Action”). On April 3, 2007, the King County Court also appointed Marilyn Adams as State Lead Plaintiff, and Schiffrin, Baroway, Topaz & Kessler LLP (now known as Barroway Topaz Kessler Meltzer & Check LLP) as lead counsel, in the State Action. At the same time, the State Action was stayed pending resolution of the Federal Action and remains stayed.

The Federal Action and the State Action are referred to collectively in this Stipulation as the “Actions.”

The Federal Action alleges claims on behalf of F5 against certain current and former officers and directors of F5, arising from or relating to the granting of stock options at F5, beginning as early as 1999. On October 25, 2006, F5 announced that a special committee had concluded after an internal investigation that the recorded grant dates for certain stock option grants made between fiscal years 1999 and 2004 should not be relied upon as the measurement date for accounting purposes. F5 further disclosed that the Company would likely need to restate its historical financial statements for fiscal years 1999-2005 “to record additional non-cash, stock-based compensation expense” related to past stock option grants, and that “the [C]ompany’s financial statements and earnings releases and similar financial communications relating to fiscal periods commencing on or after October 1, 1998, which is the first day of the [C]ompany’s fiscal year 1999, and through the date of this release should no longer be relied upon.” On November 8, 2006, F5 announced, among other things, that it would restate its financial statements for fiscal years 1999 through 2005 and the first two quarters of fiscal 2006 to reflect an additional non-cash, stock-based compensation expense of approximately $22.9 million.

On November 26, 2006, Federal Lead Plaintiff filed its Consolidated Verified Shareholder Derivative Complaint (the “Consolidated Complaint”). The Consolidated Complaint asserted claims relating to the alleged backdating of stock option grant awards, and the issuance of allegedly false and misleading statements and other SEC reports allegedly designed to conceal such backdating from shareholders against certain of the Individual Defendants (as defined below in § IV(A)(10)).

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On February 28, 2007, F5 moved to dismiss the Consolidated Complaint on the theory that a pre-suit demand on the F5 Board of Directors would not have been futile. More specifically, F5 argued that the Consolidated Complaint contained no allegations that F5’s directors lacked independence or that they were sufficiently “interested” in the events at issue to disqualify them from exercising their business judgment.

Federal Lead Plaintiff opposed F5’s motion, arguing that the Consolidated Complaint sufficiently alleged the reasons demand on the F5 Board would have been futile. On August 6, 2007, the Court granted the motion to dismiss with leave to amend. On September 14, 2007, Federal Lead Plaintiff filed its Amended Consolidated Verified Shareholder Derivative Complaint (the “Complaint”). The Complaint alleged violations of the federal securities laws, the Sarbanes-Oxley Act of 2002, and state common law. F5 filed a motion to dismiss the Complaint on November 16, 2007, again arguing that Federal Lead Plaintiff had not adequately alleged that demand on the F5 Board would have been futile, and Federal Lead Plaintiff filed an opposition on January 18, 2008. F5 filed its reply on February 19, 2008. On July 3, 2008, the Court certified two questions concerning Washington state law to the Washington Supreme Court. Following full briefing and oral argument by the parties, on May 21, 2009, the Washington Supreme Court issued its opinion on the certified questions. In October 2009, the Court requested supplemental briefing to address the impact of the Washington Supreme Court’s opinion on F5’s pending motion to dismiss. Following submission of such briefing, the parties agreed to attempt a mediation of the Action, and sought and were granted a suspension of the ruling on F5’s motion to dismiss until after the mediation.

In June 2010, the parties to the Federal Action attended a mediation before the Honorable Layn Phillips (Ret.). Since the mediation, the parties have continued settlement negotiations to resolve the Action, and thereafter reached an agreement-in-principle to settle the Actions.

As a result of the Federal Action and the settlement reflected in this Stipulation (the “Settlement”), F5 has instituted, or will institute, significant corporate governance reforms designed to enhance its internal controls and operations. Federal Lead Plaintiff, Federal Lead Counsel, and F5 believe that a settlement at this juncture on the terms and on the conditions set forth in this Stipulation is fair, reasonable, adequate, and in the best interests of F5.

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The Board of Directors of F5, in an exercise of its independent business judgment, approved the Settlement and each of its terms as fair, just and adequate, and in the best interest of F5 and its shareholders.

II. CLAIMS OF THE FEDERAL PLAINTIFFS AND BENEFITS OF SETTLEMENT

Federal Lead Plaintiff believes that the claims asserted in the Federal Action have merit. However, Federal Lead Counsel recognizes and acknowledges the expense and length of continued proceedings necessary to prosecute the Actions through trial and through appeals. Federal Lead Counsel has also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Federal Action, as well as the difficulties and delays inherent in such litigation. Federal Lead Counsel is also mindful of the inherent problems of proof and possible defenses to the claims asserted in the Federal Action. Federal Lead Counsel believes that the Settlement confers substantial benefits upon F5 and its shareholders. Based on their evaluation, Federal Lead Plaintiff and nominal party F5 have determined that the Settlement is in the best interests of F5 and its shareholders.

III. DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants (as defined below in § IV(A)(4)) have denied and continue to deny each and all of the claims and contentions alleged by Federal Lead Plaintiff in the Federal Action. Defendants expressly have denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Federal Action. Defendants also have denied and continue to deny, inter alia, the allegations that Federal Plaintiffs, F5, or its shareholders have suffered damage, or that Federal Plaintiffs, F5, or its shareholders were harmed by the conduct alleged in the Federal Action. Defendants have further asserted that at all relevant times, they acted in good faith and in a manner they reasonably believed to be in the best interests of F5 and its shareholders.

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Nonetheless, Defendants have concluded that further conduct of the Federal Action would be protracted and expensive, and that it is desirable that the Federal Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants agree to the Settlement without admitting any wrongdoing or liability.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Federal Plaintiff (as defined below in § IV(A)(8)) (for themselves and derivatively on behalf of F5), F5, and the Individual Defendants by and through their respective counsel or attorneys of record:

A.	Definitions

As used in this Stipulation the following terms have the meanings specified below:

1. “Actions” means collectively the consolidated action pending in the United States District Court for the Western District of Washington entitled In re F5 Networks, Inc. Derivative Litigation, Case No. 6-06-0794-RSL and the consolidated action pending in the Superior Court of Washington for King County entitled In re F5 Networks, Inc. State Court Derivative Litigation, Master Case No. 06-2-17195-1 SEA.

2. “Complaint” means the Amended Consolidated Verified Shareholders Derivative Complaint filed in the Federal Action.

3. “Court” means the United States District Court for the Western District of Washington.

4. “Defendants” means nominal party F5 and the Individual Defendants.

5. “Effective Date” means the first date by which all of the events and conditions specified in § IV(F)(1) of this Stipulation have been met and have occurred.

6. “F5” means F5 Networks, Inc. and its predecessors, successors, subsidiaries, affiliates, divisions, and assigns.

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7. “Federal Lead Counsel” means Robbins Geller Rudman & Dowd LLP and its successors.

8. “Federal Plaintiffs” means Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust, Glenn Hutton, David Sommer, and Lawrence Barone, and (as applicable) their respective parents, subsidiaries, affiliates, directors, officers, agents, employees, representatives, insurers, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

9. “Final” means the time when the Judgment (as defined below in § IV(A)(11)) and the order dismissing with prejudice the State Action have not been reversed, vacated, or modified in any way and are no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (1) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (2) an appeal has been filed and the courts of appeal has/have either affirmed the Judgment/dismissal or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) a higher court has granted further appellate review and that court has either affirmed the underlying Judgment/dismissal or affirmed the court of appeals’ decision affirming the Judgment/dismissal or dismissing the appeal.

10. “Individual Defendants” means John McAdam, Andy Reinland, John Rodriguez, Joann M. Reiter, Edward J. Eames, Jeff Pancottine, Tom Hull, Brett L. Helsel, Steven Goldman, Jeffrey S. Hussey, Carlton Amdahl, Steven B. Coburn, Alan J. Higginson, Karl D. Guelich, Keith D. Grinstein, Rich Malone, A. Gary Ames, and Kenny J. Frerichs.

11. “Judgment” means the Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit B.

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12. “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

13. “Plaintiffs” means Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust, Glenn Hutton, David Sommer, Lawrence Barone, Allen Easton, Marilyn Adams, and John C. Wright, and (as applicable) their respective parents, subsidiaries, affiliates, directors, officers, agents, employees, representatives, insurers, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

14. “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of Plaintiffs in connection with the Actions.

15. “Related Persons” means (1) each Individual Defendant’s respective spouse, marital community, heirs, successors, executors, estates, or administrators; any entity in which an Individual Defendant and/or member(s) of his or her family has or had a controlling interest; any members of an Individual Defendant’s immediate family; or any trust of which an Individual Defendant is or was the settlor or which is or was for the benefit of any Individual Defendant and/or member(s) of his or her family; (2) each of the Individual Defendant’s present and former attorneys, legal representatives, insurers, and assigns in connection with the Actions; and (3) all past and present directors, officers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, assigns, insurers, and attorneys for F5, its counsel, or any entity in which F5 has a controlling interest.

16. “Released Claims” shall collectively mean all claims (including “Unknown Claims,” as defined below in § IV(A)(21)), debts, demands, rights, liabilities and causes of action of every nature and description whatsoever, known or unknown, whether or not concealed or hidden, asserted or that could have been asserted by any derivative plaintiff on behalf of F5, or by F5, against each

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and every Released Person (including, without limitation, claims for damages, interest, attorneys’ fees, expert or consulting fees and any other costs, expenses or liability, negligence, negligent supervision, gross negligence, intentional conduct, indemnification, breach of duty of care and/or breach of duty of loyalty or good faith, fraud, misrepresentation, unjust enrichment, constructive trust, breach of fiduciary duty, negligent misrepresentation, unfair competition, insider trading, professional negligence, mismanagement, corporate waste, breach of contract, or violations of any state or federal statutes, rules or regulations) that were alleged in the Actions, or that arise from or relate to the matters or occurrences that were alleged in the Actions, or that could have been asserted with respect to the matters or occurrences that were alleged in the Actions, for conduct through and including the date on which this Stipulation is fully executed by all signatories, including any claims related to the public disclosures relating to stock option grants and purchases or the transactions referenced therein, however described.

17. “Released Persons” means each and all of the Individual Defendants and their Related Persons.

18. “Settling Parties” means, collectively, each of the Individual Defendants, Federal Plaintiffs (on behalf of themselves and derivatively on behalf of F5), and F5 and its shareholders.

19. “State Court” means the Superior Court of the State of Washington, King County.

20. “State Action” means the consolidated action pending in the Superior Court of Washington for King County entitled In re F5 Networks, Inc. State Court Derivative Litigation, Master Case No. 06-2-17195-1 SEA.

21. “Unknown Claims” means any of the Released Claims that any of Plaintiffs, F5, or F5 shareholders do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims that, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Plaintiffs, Individual Defendants, and F5 shall

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expressly waive and each of the F5 shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived, the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Upon the Effective Date, Plaintiffs, Individual Defendants, and F5 shall expressly waive, and each of the F5 shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law that is similar, comparable or equivalent to California Civil Code § 1542. Plaintiffs, Individual Defendants, F5 and F5 shareholders may hereafter discover facts in addition to or different from those that he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each of Plaintiffs, Individual Defendants, and F5 shall expressly settle and release, and each F5 shareholder shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and the F5 shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the settlement of which this release is a part.

B.	Corporate Governance Measures

In connection with and conditioned upon the settlement of the Actions, F5 has agreed to implement and/or maintain the Corporate Governance Measures set forth below. These Corporate

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Governance Measures constitute the consideration for the Settlement, and F5 acknowledges that the pendency and prosecution of the Federal Action were a substantial cause in the Company’s decision to implement and/or maintain the Corporate Governance Measures. The Corporate Governance Measures shall be maintained for a minimum of five years from the Effective Date; provided, however, that in the event that any Corporate Governance Measure listed below conflicts with any rule, law or regulation (including regulations of any stock exchange on which F5 securities are listed), F5 shall not be required to implement or maintain such measures.

A determination that a Corporate Governance Measure conflicts with any rule, law or regulation shall be made by the Board’s Nominating and Corporate Governance Committee or a majority of the independent members of the Board. Any such determination shall be (a) documented in Board or Committee meeting minutes (as applicable), (b) shall be disclosed to Robbins Geller Rudman & Dowd LLP, (c) documented in a notice filed with the Court, and (d) disclosed on the Investor Relations “home” page of the Company’s website as soon as practicable after such determination has been made and, if feasible, prior to the effectuation of any change to the Corporate Governance Measure(s).

1.	Stock Option Grants and Procedures

a.	Stock Option Plans

The Board shall adopt an equity-based compensation award policy that applies to all current and future equity incentive plans, whether or not subject to shareholder approval, providing for the following:

i. The policy shall clearly define the exercise price, the grant date, and the fair market value of stock (e.g., the closing price of the stock on a specified date, or the average closing price over a specified period). In no event will the exercise price or value of an award be determined by reference to the fair market value of F5 stock on a date other than the grant date of the award. The fair market value of F5 stock on a grant date will be defined as the closing price for a share of F5 common stock on such date as reported on the NASDAQ.

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ii. The following clause will be included in the policy: “The date of grant of an equity award must, for all purposes, be no earlier than the date on which the Board or Compensation Committee makes the determination granting such award. Notice of the determination will be given to each employee or consultant to whom an equity award is so granted reasonably promptly following the grant date or by such date as may be required by applicable accounting standards. In no event will notice be given more than twenty (20) days after the date of such grant.”

iii. The policy shall require compliance with legal, professional, and ethical requirements for proper disclosure and proper accounting.

iv. The policy shall require appropriate documentation for proper disclosure and accounting.

v. The policy shall identify who is responsible and appropriate steps for ensuring compliance with applicable laws and regulations by option grantees (e.g., timely and accurate filing of SEC Forms 3, 4, and 5), and shall require effective monitoring mechanisms to ensure that such laws, and the plans, are followed.

vi. The Company shall maintain all records relating to all equity awards until at least seven (7) years after the expiration of the pertinent equity awards.

b.	Granting of Stock Option Awards

i. Authority to grant stock option awards to directors and executive officers, and authority to approve parameters for stock option awards for other employees, shall be limited to the full Board or a properly constituted Compensation Committee, consisting of solely independent directors.

ii. Grants to directors and any employee subject to § 16 of the Securities Exchange Act of 1934, or Covered Employees within the meaning of § 162(m) of the Internal Revenue Code, shall either be approved or be ratified by the full Board or the Compensation Committee, consisting solely of independent directors, as defined herein.

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iii. The Board or the Compensation Committee, as applicable, shall approve equity awards to newly hired employees and service providers (other than non-employee directors) and to newly promoted individuals, to be granted on a quarterly basis effective February 1, May 1, August 1, and November 1 (or, if such day is not a business day, on the following business day) (the “New Hire Grant Date”). All such approvals shall occur on or prior to the New Hire Grant Date. The Board or the Compensation Committee, as applicable, at its discretion may also change in advance the annual grant dates and quarterly grant date for a given quarter, and shall disclose such change prior to the new annual grant date.

iv. For equity awards that require approval at times other than regularly scheduled Compensation Committee meetings (for example, in connection with the hiring of a senior executive or the closing of an acquisition or other strategic transaction), the Compensation Committee may approve equity grants by calling a special Compensation Committee meeting. The grant date for each such equity grant shall be no earlier than the date that the Compensation Committee holds the special meeting and concurrently approves the grant. When a special Compensation Committee meeting is not feasible, the Compensation Committee may approve equity grants by having the entire Compensation Committee approve such grants by written consent. The grant date for all such grants approved by written consent shall be no earlier than the date on which the written consent is complete and approved in writing (or by electronic transmission) by all Compensation Committee members. All written consents shall carry the date of when each signatory signed (or electronically approved) the consent.

v. The exercise price for any equity grants approved at times other than regularly scheduled Compensation Committee meetings shall be determined using the formula prescribed in the equity-based Compensation award policy described in § I.A. herein. The Compensation Committee will promptly inform the Board about any equity grants to executive officers approved by the Compensation Committee.

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2.	Board Composition and Practices

a.	Board Structure

i. The Board’s Committees shall have standing authorizations, at their discretion, to obtain legal or other advisors of their choice, who will report directly to the Board or the Committee.

ii. A nominee for director shall be elected by a vote of a majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.

b.	Separate Chairman/CEO

i. In the event that, and for as long as, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board shall annually elect an independent director to act in a lead capacity to coordinate the other independent directors, as described further below (the “Lead Independent Director”). The Lead Independent Director shall coordinate and moderate executive sessions of the Board’s independent directors, and shall act as principal liaison between the independent directors and the Chief Executive Officer.

ii. In addition to the duties applicable to all Board members (which will not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible for the following functions:

•	Coordinate and approve the timing and agendas for Board meetings. (The Committee Chairpersons will coordinate and approve the timing and agendas for their respective Committee meetings.)

•

Recommend the nature, quantity and timing of information provided to the independent directors by the Company’s management, including information specifically requested by the Lead Independent Director.

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•	Recommend retention of such counselor consultants who report directly to the Board, or to the Lead Independent Director.

•

In consultation with the applicable Committee Chairpersons, recommend implementation of corporate governance policies and procedures, including assisting the Chairpersons of the various Board Committees as requested by those Chairpersons.

•	Receive reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of the Company’s corporate governance policies.

•	Receive reports from the Chairperson of the Nominating and Corporate Governance Committee regarding recommended revisions to F5’s corporate governance policies.

•	Evaluate, along with the other independent directors, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board’s evaluation.

•	Recommend to the Nominating and Corporate Governance Committee members for various Board Committees, as well as selection of the Committee Chairpersons.

c.	Director Independence

At least a majority of the members of the Board shall be “independent directors,” as defined below. To be deemed “independent” in any calendar year, a director, and the directors immediate family members, would have to satisfy the following qualifications:

i. Has not been employed as an elected officer of the Company or its subsidiaries or affiliates within the last three (3) calendar years.

ii. Has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration (i.e., not to exceed $100,000 per year), as a result of service as, or compensation paid to an entity affiliated with the director that serves as (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier (as defined by the NASDAQ rules) of the Company.

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iii. Has no personal services contract(s) with the Company or any member of the Company’s senior management.

iv. Is not an executive officer of a public company at which an executive officer of the Company serves as a director.

v. Is not a full-time employee or director of a non-profit entity that receives significant (i.e., not to exceed $100,000 per year) contributions from the Company.

vi. Is not a member of the immediate family of any person described in subsections (i)-(iv) above.

vii. Has not had any of the relationships described in subsections (a)-(f) above with any affiliate of the Company.

If the Company is out of compliance with the independence requirements set forth herein, the Company will return to compliance within 30 days.

d.	Director Perquisites

Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, non-employee directors will receive no other perquisites. Health, life, and other forms of insurance, financial planning, automobile allowances, and other similar perquisites will not be provided as benefits to directors.

e.	Shareholder Meetings

i. Absent extraordinary circumstances, each member of the Board shall be required to attend each annual shareholder meeting in person.

ii. All qualified shareholder proposals shall be evaluated by the Company’s General Counsel and a Committee of at least two independent directors, as defined herein, chaired by an independent Chairman. Such Committee will determine, in consultation with the Company’s General Counsel and with the assistance of outside advisors, if necessary, whether

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the shareholder proposal complies with the applicable substantive and procedural requirements of the federal securities rules, and if so, will make a recommendation to the Board for or against such shareholder proposal including the reasons for such recommendation. The Committee will determine whether to publish this recommendation in the applicable proxy statement. Also, the Committee will determine, in consultation with the Company’s General Counsel and with the assistance of outside advisors, if necessary, whether to submit a no-action request to the Securities And Exchange Commission.

3.	Compensation Practices

a. At least once every two (2) years the Compensation Committee shall select and retain an independent consultant to compare the Company’s executive compensation policies, practices, and procedures relative to other public companies and prepare and submit to the Compensation Committee a report.

b. The Company shall adopt a policy that if the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement under the federal securities laws, the Board of Directors shall review any performance-based bonuses paid to the Chief Executive Officer, Chief Accounting Officer, and General Counsel as a result of the restated results during the 12-month period preceding the filing of the restatement and, to the extent practicable and in the best interests of shareholders, shall seek to recover or cancel the appropriate excess portion, if any, of such awards that were based on financial results that were revised in the restatement. Following such review, if the Board of Directors decides not to recover or cancel any portion of the awards at issue, that decision shall be disclosed in the Company’s next annual proxy statement.

C.	Procedure For Implementing The Settlement

1. Promptly after execution of this Stipulation, Federal Lead Plaintiff shall submit the Stipulation and its exhibits to the Court and shall apply for an order substantially in the form of

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Exhibit A hereto, requesting the preliminary approval of the Settlement set forth in the Stipulation (the “Preliminary Approval Order”), and approval for the publication of the Notice of Settlement substantially in the form of Exhibit A-1 hereto, which shall include the general terms of the Settlement set forth in the Stipulation, including the general terms of the fees and expenses to be paid to Plaintiffs’ Counsel and the date of the Settlement Hearing (as defined below). Within ten (10) days of the issuance of the Preliminary Approval Order, F5 shall cause the Stipulation to be filed with the Securities And Exchange Commission, shall publish the Notice of Settlement for one day in Investor’s Business Daily, and shall post the Notice of Settlement on F5’s website. All costs in providing notice will be paid by F5.

2. The Federal Plaintiffs and Federal Lead Counsel will request that after the Notice of Settlement is given as set forth above, the Court hold a hearing (the “Settlement Hearing”) and approve the settlement of the Federal Action as set forth herein, including payment of Plaintiffs’ Counsel’s attorneys’ fees and expenses in the amount negotiated by Federal Lead Counsel and F5, with the assistance of a mediator, the Hon. Layn Phillips (Ret.), following negotiation of the Corporate Governance Reforms, and enter the Judgment.

3. Within five (5) business days after the issuance of an order by the Court finally approving the Settlement, the Settling Parties and their counsel shall jointly apply to the State Court for orders dismissing with prejudice the State Action, and shall use their reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper and appropriate to secure dismissal with prejudice of the State Action. Without limiting the generality of the foregoing provision, Federal Lead Counsel will have lead and primary responsibility for preparing, filing, and pursuing any and all motions or other pleadings necessary to secure dismissal with prejudice of the State Action.

D.	Releases

1. Upon the Effective Date (as defined in § IV(A)(5)) F5, Plaintiffs (acting on their own behalf and derivatively on behalf of F5), and each of F5’s shareholders (solely in their capacity as F5

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shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with the defense, settlement or resolution of the Actions against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

2. Upon the Effective Date (as defined in § IV(A)(5)), F5, Plaintiffs (acting on their own behalf and, derivatively on behalf of F5), and each of F5’s shareholders (solely in their capacity as F5 shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on the Released Claims or any action or proceeding, arising out of, related to, or in connection with the Settlement or resolution of the Actions, provided, that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

3. Except as set forth in § IV(D)(4) below, upon the Effective Date (as defined in § IV(A)(5)), each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, F5, and all of the F5 shareholders (solely in their capacity as F5 shareholders) from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or Judgment.

4. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers’ subsidiaries, predecessors, successors, assigns, affiliates, or representatives. Nothing in this Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, advancement, or any undertakings by an indemnified party to repay amounts advanced or paid by way of indemnification or otherwise.

STIPULATION OF SETTLEMENT	- 18 -

E.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

After negotiating the Corporate Governance Reforms, Federal Lead Counsel, with the assistance of the Honorable Layn Phillips, U.S. District Court Judge (Ret.), negotiated the attorneys’ fees and expenses that the Company would pay to Plaintiffs’ Counsel in the Actions. The Company has agreed to pay $5,000,000 to Plaintiffs’ Counsel in the Actions for their fees and expenses, subject to Court approval (“Fee Award”). Within ten (10) business days of issuance of an order by the Court finally approving the Settlement , the Company shall make the Fee Award payment into a mutually agreeable escrow account, with F5 and Federal Lead Counsel as signatories to the account (the “Fee Account”). Within ten (10) business days of the Effective Date, the parties to the Fee Account will take all necessary steps to release the Fee Award payment, plus any accrued interest, to Federal Lead Counsel as receiving agent for all Plaintiffs’ Counsel. Federal Lead Counsel shall then be responsible for the allocation of such fees and expenses to Plaintiffs’ Counsel, based upon each counsel’s contribution to the initiation, prosecution and/or resolution of the Actions.

F.	Conditions of Settlement, Effect of Disapproval, Cancellation or Termination

1. The Effective Date is conditioned on the occurrence of all of the following events, and is the first date by which all of the following events and conditions have been met and have occurred:

a. Approval of the Settlement, including the Corporate Governance Measures and Fee Award by the F5 Board of Directors;

b. Entry by the Court of the Judgment and an order approving the Settlement;

c. Dismissal with prejudice of the State Action, without an additional award of fees or costs to any of Plaintiffs’ Counsel (other than the Fee Award), which dismissal has become Final;

d. Payment by the Company of the Fee Award; and

STIPULATION OF SETTLEMENT	- 19 -

e. the Judgment has become Final.

2. If any of the conditions specified in § IV(F)(1) are not met, then the Stipulation and the Settlement shall be canceled and terminated subject to § IV(F)(3), unless Federal Lead Counsel and counsel for F5 mutually agree in writing to proceed with the Stipulation and the Settlement.

3. If for any reason the Effective Date of the Stipulation does not occur, within ten (10) business days of the event causing the Effective Date not to occur, the parties to the Fee Account will take all necessary steps to release the Fee Award payment, plus any accrued interest, to F5 on its own behalf and on behalf of its insurer. If the Effective Date occurs but the Stipulation is in any way canceled or terminated, or if any orders or judgments specified in §§ IV(F)(1)(b) and (c) are successfully attacked collaterally, then the Fee Award payments to Plaintiffs’ Counsel, and any and all interest accrued thereon since payment, shall be returned to F5 or its insurer, in accordance and in proportion as instructed by F5, within ten (10) business days of said event. The return obligation set forth in this § IV(F)(3) is the joint and several obligation of all those Plaintiffs’ Counsel who have received a payment in the Actions. Each such Plaintiffs’ Counsel’s law firm, as a condition of receiving such payment, agrees that the law firm and its partners and/or shareholders are subject to the continuing jurisdiction of the Court and the State Court for the purposes of enforcing this § IV(F)(3).

G.	Miscellaneous Provisions

1. The Settling Parties (a) acknowledge that it is their intent to consummate this Stipulation and the Settlement; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and the Settlement, and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation and the Settlement.

2. Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

STIPULATION OF SETTLEMENT	- 20 -

3. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs and the Defendants with respect to the Actions. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation or defense. While Defendants deny that the claims advanced in the Actions are meritorious, these Defendants agree that, in any statement made to any media representative (whether or not for attribution), they will not assert that the Actions were not filed in good faith and in accordance with the applicable rules, including, without limitation, Federal Rule of Civil Procedure 11 and all other similar laws or rules. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Settling Parties will jointly request that the Judgment contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws or rules.

4. Neither the Stipulation (including any exhibits attached hereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be, or may be offered, attempted to be offered, or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

STIPULATION OF SETTLEMENT	- 21 -

5. The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

6. The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7. This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties or inducements have been made to any Settling Party concerning the Stipulation or any of its exhibits other than the representations, warranties and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

8. Federal Lead Counsel are expressly authorized by the Federal Plaintiffs to take all appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms and also are expressly authorized by the Federal Plaintiffs to enter into any modifications or amendments to the Stipulation which they deem appropriate on behalf of the Federal Plaintiffs.

9. Each counsel or other Person executing the Stipulation or the exhibits attached hereto on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

10. The Stipulation may be executed in one or more counterparts. A faxed or electronically scanned (in .pdf format) signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts and each of them shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court and, thereafter, with the State Court.

11. The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

STIPULATION OF SETTLEMENT	- 22 -

12. The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation and the Settlement, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Stipulation and the Settlement.

13. This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the state of Washington, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the state of Washington without giving effect to that state’s choice of law principles.

14. The Parties hereby represent and warrant that they have not assigned any rights, claims or causes of action that were asserted or could have been asserted in connection with, under or arising out of the Released Claims.

15. All agreements made and orders entered during the course of the Actions relating to the confidentiality of information shall survive this Stipulation.

16. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

IN WITNESS WHEREOF, the Settling Parties have caused the Stipulation to be executed by their duly authorized attorneys and dated September 24, 2010.

LAW OFFICES OF TAMARA J. DRISCOLL TAMARA J. DRISCOLL (WSBA #29212)
321 North 80th Street Seattle, WA 98103 Telephone: 206/724-5362 tamaradriscoll@alumni.nd.edu

Local Counsel for Federal Lead Plaintiff

STIPULATION OF SETTLEMENT	- 23 -

ROBBINS GELLER RUDMAN & DOWD LLP TRAVIS E. DOWNS III ELLEN GUSIKOFF STEWART BENNY C. GOODMAN III

/s/ Benny C. Goodman III
BENNY C. GOODMAN III

655 West Broadway, Suite 1900 San Diego, CA 92101-3301 Telephone: 619/231-1058 619/231-7423 (fax)

ROBBINS GELLER RUDMAN & DOWD LLP SHAWN A. WILLIAMS 100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

Lead Counsel for Federal Lead Plaintiff

FENWICK & WEST LLP BRIAN D. BUCKLEY

/s/ Brian D. Buckley
BRIAN D. BUCKLEY

1191 Second Avenue, 10th Floor Seattle, WA 98101 Telephone: 206/389-4521 206/389-4511 (fax) bbuckley@fenwick.com

Attorneys for Nominal Defendant F5 Networks, Inc.

STIPULATION OF SETTLEMENT	- 24 -

DLA PIPER LLP (U.S.) STELLMAN KEEHNEL

/s/ Stellman Keehnel
STELLMAN KEEHNEL

701 Fifth Avenue, Ste. 7000

Seattle, WA 98104-7044

Telephone: 206/839-4800

206/839-4801 (fax)

Attorneys for Nominal Defendant

F5 Networks, Inc.

MCNAUL, EBEL, NAWROT, HELGREN
& VANCE, P.L.L.C.

ROBERT M. SULKIN

GREGORY J. HOLLON

/s/ Robert M. Sulkin
ROBERT M. SULKIN

600 University Street, Suite 2700 Seattle, WA 98101-3143 Telephone: 206/467-1816 206/624-5128 (fax)

Attorneys for Defendants Jeff Pancottine, Steven B. Coburn and Steven Goldman

STIPULATION OF SETTLEMENT	- 25 -

ORRICK HERRINGTON & SUTCLIFFE LLP GEORGE E. GREER LORI LYNN PHILLIPS

/s/ George E. Greer
GEORGE E. GREER

701 Fifth Avenue, Suite 5600 Seattle, WA 98104 Telephone: 206/839-4300 206/839-4301 (fax)

Attorneys for Defendants Joann M. Reiter, Carlton Amdahl, Edward J. Eames, Jeffrey S. Hussey, John McAdam, Tom Hull, John Rodriguez, Andy Reinland, and Kenny J. Frerichs

KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP HUGH F. BANGASSER PHILIP M. GUESS RICHARD A. KIRBY

/s/ Philip M. Guess
PHILIP M. GUESS

925 Fourth Avenue, Suite 2900 Seattle, WA 98104-1158 Telephone: 206/623-7580 206/623-7022 (fax)

Attorneys for Defendants Keith D. Grinstein, Karl D. Guelich, Alan J. Higginson, A. Gary Ames and Rich Malone

STIPULATION OF SETTLEMENT	- 26 -

WILLIAMS KASTNER & GIBBS PLLC RANDY J. ALIMENT JOHN A. KNOX

/s/ Randy J. Aliment
RANDY J. ALIMENT

Two Union Square 601 Union Street, Suite 4100 Seattle, WA 98101-2380 Telephone: 206/628-6600 206/628-6611 (fax)

Attorneys for Defendant Brett L. Helsel

STIPULATION OF SETTLEMENT	- 27 -

THE HONORABLE ROBERT S. LASNIK

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re F5 NETWORKS, INC. DERIVATIVE LITIGATION	) ) ) )	Master File No. C-06-0794-RSL [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE
EXHIBIT A

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)

WHEREAS, the Federal Lead Plaintiff, the Individual Defendants and nominal party F5 Networks, Inc. have made application, pursuant to Federal Rule of Civil Procedure 23.1, for an order (i) preliminarily approving the proposed settlement (the “Settlement”) of the above-captioned shareholder derivative action (“Federal Action”), in accordance with a Stipulation of Settlement dated September 24, 2010 and the exhibits thereto (the “Stipulation”), and (ii) approving for distribution of the Notice of Proposed Settlement;

WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, including but not limited to: (a) a proposed Settlement and dismissal of the Federal Action with prejudice as to the Defendants; (b) the dismissal with prejudice of claims in the State Action (as defined in the Stipulation); and (c) an award of attorneys’ fees and expenses to Plaintiffs’ Counsel, upon the terms and conditions set forth in the Stipulation;

WHEREAS, the Settlement appears to be the product of serious, informed, non-collusive negotiations and falls within the range of possible approval;

WHEREAS, all capitalized terms contained herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto and having heard the arguments of the Settling Parties at the preliminary approval hearing:

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for: (a) a proposed Settlement and dismissal of the Federal Action with prejudice as to the Defendants; (b) the release of claims asserted in the State Action; and (c) an award of attorneys’ fees and costs to counsel for Plaintiffs, upon the terms and conditions set forth in the Stipulation.

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)	- 1 -

2. A hearing (the “Settlement Hearing”) shall be held before this Court on                      at                  .m. in Courtroom      of the United States District Court, Western District of Washington at Seattle, U.S. Courthouse, 700 Stewart Street , Seattle, WA 98101, to:

(a) determine whether the terms and conditions of the Settlement provided for in the Stipulation are fair, reasonable, adequate and in the best interests of F5 and current F5 shareholders;

(b) consider an Order and Final Judgment (i) approving the Settlement in its entirety and according to its terms and dismissing the Federal Action with prejudice; (ii) providing that each of the Settling Parties shall bear its, his or her own costs (unless expressly stated otherwise in the Stipulation), (iii) releasing and enjoining prosecution of any and all Released Claims to be released pursuant to the Stipulation, and (iv) approving an award of attorneys’ fees to Plaintiffs’ Counsel; and

(c) hear such other matters as the Court may deem necessary and appropriate.

3. The Court approves, as to form and content, the Notice annexed as Exhibit 1 hereto, and finds that the distribution of the Notice and publication of the Stipulation substantially in the manner and form set forth in Section IV(C)(1) of the Stipulation, meets the requirements of Federal Rule of Civil Procedure 23.1 and due process, is the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto of all matters relating to the Settlement.

4. Not later than ten (10) days following entry of this Order, F5 shall cause the Notice substantially in the form annexed as Exhibit 1 hereto to be published on its website, such that visitors to the website home page will readily find a hyperlink to the Notice.

5. Not later than ten (10) days following entry of this Order, F5 shall cause a copy of the Stipulation to be filed with the Securities and Exchange Commission via a Form 8-K.

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)	- 2 -

6. Not later than ten (10) days following entry of this Order, F5 shall cause a copy of the Notice substantially in the form annexed as Exhibit 1 hereto to be published once in Investor’s Business Daily or a similar nationally-circulated business publication.

7. All costs incurred in the filing and publication of the Notices shall be paid by F5 and F5 shall undertake all administrative responsibility for filing and publication of the Notice.

8. At least fourteen (14) days prior to the Settlement Hearing, F5’s counsel shall serve on counsel for Federal Lead Plaintiff and file with the Court proof, by affidavit or declaration, of such filing and publication of the Notice.

9. All current F5 shareholders shall be bound by all orders, determinations and judgments in the Federal Action concerning the Settlement, whether favorable or unfavorable to current F5 shareholders.

10. Pending final determination of whether the Settlement should be approved, no current F5 shareholder, either directly, representatively, or in any other capacity, shall commence or prosecute against any of the Released Persons, any action or proceeding in any court or tribunal asserting any of the Released Claims.

11. All papers in support of the Settlement and the award of attorneys’ fees and expenses shall be filed with the Court and served at least twenty-one (21) calendar days prior to the Settlement Hearing, and all reply memoranda in support of such motion shall be filed with the Court and served at least seven (7) calendar days prior to the Settlement Hearing.

12. Any current record holders and beneficial owners of common stock of F5 as of September 24, 2010 may appear and show cause, if he, she or it has any reason why the terms of the Settlement should not be approved as fair, reasonable and adequate, or why a Judgment should not be entered thereon, provided, however, unless otherwise ordered by the Court, no current F5 shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days prior to the Settlement Hearing, filed with the Clerk of the

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)	- 3 -

Court and served on the following counsel (delivered by hand or sent by first class mail) appropriate proof of stock ownership, along with written objections, including the basis therefore, and copies of any papers and briefs in support thereof:

Counsel for Federal Lead Plaintiff

Ellen Gusikoff Stewart

ROBBINS GELLER RUDMAN

& DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Counsel for F5 Networks, Inc.

Brian D. Buckley

FENWICK & WEST LLP

1191 Second Avenue, 10th Floor

Seattle, WA 98101

The written objections and copies of any papers and briefs in support thereof to be filed in Court shall be delivered by hand or sent by first class mail to:

Clerk of the Court

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON AT SEATTLE

U.S. Courthouse

700 Stewart Street, Suite 2310

Seattle, WA 98101

Any current F5 shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation and to the award of attorney fees and expenses to Plaintiffs’ Counsel, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

13. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)	- 4 -

the Settling Parties or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim; and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

14. The Court reserves the right to adjourn the date of the Settlement Hearing or modify any other dates set forth herein without further notice to the current F5 shareholders, and retains jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to the current F5 shareholders.

IT IS SO ORDERED.

DATED:
THE HONORABLE ROBERT S. LASNIK
UNITED STATES DISTRICT JUDGE

[PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT (C-06-0794-RSL)	- 5 -

THE HONORABLE ROBERT S. LASNIK

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re F5 NETWORKS, INC. DERIVATIVE LITIGATION	) ) ) )	Master File No. C-06-0794-RSL NOTICE OF PROPOSED SETTLEMENT
EXHIBIT A-1

NOTICE OF PROPOSED SETTLEMENT (C-06-0794-RSL)

TO:	ALL CURRENT RECORD SHAREHOLDERS OF THE COMMON STOCK OF F5 NETWORKS, INC. (“F5” OR THE “COMPANY”) AS OF SEPTEMBER , 2010, (THE “RECORD DATE”) (“CURRENT F5 SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDERS’ DERIVATIVE ACTION (THE “FEDERAL ACTION”) AND AN ACTION PENDING IN THE SUPERIOR COURT OF WASHINGTON FOR KING COUNTY (THE “STATE ACTION”) AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD F5 COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of these shareholder derivative lawsuits. This Notice is provided by Order of the United States District Court for the Western District of Washington, at Seattle (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the Settlement of the action styled In re F5 Networks, Inc. Derivative Litigation, Master File No. C-06-0794-RSL. Lead Plaintiff, Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust (on behalf of itself and derivatively on behalf of F5), (“Federal Lead Plaintiff”), and Defendants John McAdam, Andy Reinland, John Rodriguez, Joann M. Reiter, Edward J. Eames, Jeff Pancottine, Tom Hull, Brett L. Helsel, Steven Goldman, Jeffrey S. Hussey, Carlton Amdahl, Steven B. Coburn, Alan J. Higginson, Karl D. Guelich, Keith D. Grintein, Rich Malone, A. Gary Ames and Kenny J. Frerichs (collectively, “Defendants”) have agreed upon terms to settle the Actions and have signed a written Stipulation of Settlement (“Stipulation”) setting forth those settlement terms.

NOTICE OF PROPOSED SETTLEMENT (C-06-0794-RSL)	- 1 -

On             , 2010, at              .m., the Court will hold a hearing (the “Settlement Hearing”) in the Federal Action. The purpose of the Settlement Hearing is to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II.	SUMMARY OF THE ACTION

This is a shareholder derivative action that alleges claims based on F5’s stock option grants and related acts and practices from 1999 through 2005. On June 8, 2006, plaintiff Glenn Hutton filed a complaint in the United States District Court Western District of Washington at Seattle : Hutton v. McAdam, et al., Case No. 2:06-cv-00794-RSL. Thereafter, three other cases were consolidated with the Hutton case: Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust v. McAdam, et al., Case No. 2:06-cv-01057-TSZ; Easton v. McAdam, et al., Case No. 2:06-cv-01145-RSL; and Barone v. McAdam, et al., Case No. C07-1200-RSL. The four above-referenced derivative actions were consolidated as In re F5 Networks, Inc. Derivative Litigation, Master File No. 2:06-00794-RSL (the “Federal Action”). On October 2, 2006, the Court also appointed Locals 302 and 612 of the International Union of Operating Engineers-Employers Construction Industry Retirement Trust as Lead Plaintiff, and Coughlin Stoia Geller Rudman & Robbins LLP (now known as Robbins Geller Rudman & Dowd LLP) as Lead Counsel in the Federal Action (“Federal Lead Counsel”).

Three additional derivative actions were filed on behalf of F5 against certain of the Defendants in the Superior Court of Washington for King County: Adams v. Amdahl, et al., Case No. 06-2-17195-1 SEA; Wright v. Amdahl, et al., Case No. 06-2-19159-SEA; and Sommer v. McAdam, et al., Case No. 06-2-26248-4-SEA. On April 3, 2007, the above-referenced actions were consolidated as In re F5 Networks, Inc. State Court Derivative Litigation, Master Case No. 06-2-17195-1-SEA

NOTICE OF PROPOSED SETTLEMENT (C-06-0794-RSL)	- 2 -

(the “State Action”). On April 3, 2007, the King County Court also appointed Marilyn Adams as State Lead Plaintiff, and Schiffrin Barroway Topaz & Kessler LTD (now known as Barroway Topaz Kessler Meltzer & Check LLP) as lead counsel in the State Action. At the same time, the State Action was stayed pending resolution of the Federal Action and remains stayed. The Federal Action and the State Action are referred to collectively in this Stipulation as the “Actions.”

The Federal Action alleges claims on behalf of F5 against certain current and former officers and directors of F5, arising from or relating to the granting of stock options at F5, beginning as early as 1999. On October 25, 2006, F5 announced that a special committee had concluded after an internal investigation that the recorded grant dates for certain stock option grants made between fiscal years 1999 and 2004 should not be relied upon as the measurement date for accounting purposes. F5 further disclosed that the Company would likely need to restate its historical financial statements for fiscal 1999-2005 “to record additional non-cash, stock-based compensation expense” related to past stock option grants,” and that the [C]ompany’s financial statements and earnings releases and similar financial communications relating to fiscal periods commencing on or after October 1, 1998, which is the first day of the [C]ompany’s fiscal year 1999, and through the date of this release should no longer be relied upon.” On November 8, 2006, F5 announced, among other things, that it would restate its financial statements for fiscal years 1999 through 2005 and the first two quarters of fiscal 2006 to reflect an additional non-cash, stock-based compensation expense of approximately $22.9 million.

On November 26, 2006, Federal Lead Plaintiff filed its Consolidated Verified Shareholder Derivative Complaint (the “Consolidated Complaint”). The Consolidated Complaint asserted claims relating to the alleged backdating of stock option grant awards and the issuance of allegedly false and misleading statements and other SEC reports allegedly designed to conceal such backdating from shareholders against certain of the Defendants.

On February 28, 2007, F5 moved to dismiss the Consolidated Complaint on the theory that a pre-suit demand on the F5 Board of Directors would not have been futile. More specifically, F5

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argued that the Consolidated Complaint contained no allegations that F5’s directors lacked independence or that they were sufficiently “interested” in the events at issue to disqualify them from exercising their business judgment.

Federal Lead Plaintiff opposed F5’s motion, arguing that the Consolidated Complaint sufficiently alleged the reasons demand on the F5 Board would have been futile. On August 6, 2007, the Court granted the motion to dismiss with leave to amend. On September 14, 2007, Federal Lead Plaintiff filed its Amended Consolidated Verified Shareholder Derivative Complaint (the “Complaint”). The Complaint alleged violations of the federal securities laws, the Sarbanes-Oxley Act of 2002 and state common law. F5 filed a motion to dismiss the Complaint on November 16, 2007, again arguing that Federal Lead Plaintiff had not adequately alleged that demand on the F5 Board would have been futile, and Federal Lead Plaintiff filed an opposition on January 18, 2008. F5 filed its reply on February 19, 2008. On July 3, 2008, the Court certified two questions concerning Washington State law to the Washington Supreme Court. Following full briefing and oral argument by the parties, on May 21, 2009, the Washington Supreme Court issued its opinion on the certified questions. In October 2009, the Court requested supplemental briefing to address the impact of the Washington Supreme Court’s opinion on F5’s pending motion to dismiss. Following submission of such briefing, the parties agreed to attempt a mediation of the Action, and sought and were granted a suspension of the ruling on F5’s motion to dismiss until after the mediation.

In June 2010, the parties to the Federal Action attended a mediation before former United States District Judge Layn Phillips (Ret.). Since the mediation, Federal Lead Counsel and counsel for F5 and the Defendants have continued settlement negotiations to resolve the Federal Action, and reached an agreement-in-principle to settle the Actions.

As a result of the Federal Action and settlement, reflected in this Stipulation (the “Settlement”), F5 has instituted, or will institute, significant corporate governance reforms designed to enhance its internal controls and operations. Federal Lead Plaintiff, Federal Lead Counsel and F5 believe that a settlement at this juncture on the terms and on the conditions set forth herein is fair, reasonable, adequate, and in the best interests of F5.

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On September 9, 2010, the Board of Directors of F5, in an exercise of its independent business judgment, approved the Settlement and each of its terms as fair, just and adequate, and in the best interest of F5 and its shareholders.

III.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and is available at www.f5.com.

In connection with and conditioned upon the settlement of the Actions, F5 has agreed to implement and/or maintain the Corporate Governance Measures set forth below, which shall be maintained for a minimum of five years from the Effective Date.

1.	Stock Option Grants and Procedures

a.	Stock Option Plans

The Board shall adopt an equity-based compensation award policy that applies to all current and future equity incentive plans, whether or not subject to shareholder approval, providing for the following:

(i) The policy shall clearly define the exercise price, the grant date, and the fair market value of stock (e.g., the closing price of the stock on a specified date, or the average closing price over a specified period). In no event will the exercise price or value of an award be determined by reference to the fair market value of F5 stock on a date other than the grant date of the award. The fair market value of F5 stock on a grant date will be defined as the closing price for a share of F5 common stock on such date as reported on the NASDAQ.

(ii) The following clause will be included in the policy: “The date of grant of an equity award must, for all purposes, be no earlier than the date on which the Board or

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Compensation Committee makes the determination granting such award. Notice of the determination will be given to each employee or consultant to whom an equity award is so granted reasonably promptly following the grant date or by such date as may be required by applicable accounting standards. In no event will notice be given more than twenty (20) days after the date of such grant.”

(iii) The policy shall require compliance with legal, professional, and ethical requirements for proper disclosure and proper accounting.

(iv) The policy shall require appropriate documentation for proper disclosure and accounting.

(v) The policy shall identify who is responsible and appropriate steps for ensuring compliance with applicable laws and regulations by option grantees (e.g., timely and accurate filing of SEC Forms 3, 4, and 5), and shall require effective monitoring mechanisms to ensure that such laws, and the plans, are followed.

(vi) The Company shall maintain all records relating to all equity awards until at least seven (7) years after the expiration of the pertinent equity awards.

b.	Granting of Stock Option Awards

(i) Authority to grant stock option awards to directors and executive officers, and authority to approve parameters for stock option awards for other employees, shall be limited to the full Board or a properly constituted Compensation Committee, consisting of solely independent directors.

(ii) Grants to directors and any employee subject to §16 of the Securities Exchange Act of 1934, or Covered Employees within the meaning of §162(m) of the Internal Revenue Code, shall either be approved or be ratified by the full Board or the Compensation Committee, consisting solely of independent directors, as defined herein.

(iii) The Board or the Compensation Committee, as applicable, shall approve equity awards to newly hired employees and service providers (other than non-employee

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directors) and to newly promoted individuals, to be granted on a quarterly basis effective February 1, May 1, August 1, and November 1 (or, if such day is not a business day, on the following business day) (the “New Hire Grant Date”). All such approvals shall occur on or prior to the New Hire Grant Date. The Board or the Compensation Committee, as applicable, at its discretion may also change in advance the annual grant dates and quarterly grant date for a given quarter, and shall disclose such change prior to the new annual grant date.

(iv) For equity awards that require approval at times other than regularly scheduled Compensation Committee meetings (for example, in connection with the hiring of a senior executive or the closing of an acquisition or other strategic transaction), the Compensation Committee may approve equity grants by calling a special Compensation Committee meeting. The grant date for each such equity grant shall be no earlier than the date that the Compensation Committee holds the special meeting and concurrently approves the grant. When a special Compensation Committee meeting is not feasible, the Compensation Committee may approve equity grants by having the entire Compensation Committee approve such grants by written consent. The grant date for all such grants approved by written consent shall be no earlier than the date on which the written consent is complete and approved in writing (or by electronic transmission) by all Compensation Committee members. All written consents shall carry the date of when each signatory signed (or electronically approved) the consent.

(v) The exercise price for any equity grants approved at times other than regularly scheduled Compensation Committee meetings shall be determined using the formula prescribed in the equity-based Compensation award policy described in §I.A. herein. The Compensation Committee will promptly inform the Board about any equity grants to executive officers approved by the Compensation Committee.

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2.	Board Composition and Practices

a.	Board Structure

(i) The Board’s Committees shall have standing authorizations, at their discretion, to obtain legal or other advisors of their choice, who will report directly to the Board or the Committee.

(ii) A nominee for director shall be elected by a vote of a majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election.

b.	Separate Chairman/CEO

(i) In the event that, and for as long as, the positions of Chairman of the Board and Chief Executive Officer are held by the same person, the independent members of the Board shall annually elect an independent director to act in a lead capacity to coordinate the other independent directors, as described further below (the “Lead Independent Director”). The Lead Independent Director shall coordinate and moderate executive sessions of the Board’s independent directors, and shall act as principal liaison between the independent directors and the Chief Executive Officer.

(ii) In addition to the duties applicable to all Board members (which will not be limited or diminished by the Lead Independent Director’s role), the Lead Independent Director shall be responsible for the following functions:

•	Coordinate and approve the timing and agendas for Board meetings. (The Committee Chairpersons will coordinate and approve the timing and agendas for their respective Committee meetings.)

•

Recommend the nature, quantity and timing of information provided to the independent directors by the Company’s management, including information specifically requested by the Lead Independent Director.

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•	Recommend retention of such counselor consultants who report directly to the Board, or to the Lead Independent Director.

•

In consultation with the applicable Committee Chairpersons, recommend implementation of corporate governance policies and procedures, including assisting the Chairpersons of the various Board Committees as requested by those Chairpersons.

•	Receive reports from the Nominating and Corporate Governance Committee regarding compliance with and implementation of the Company’s corporate governance policies.

•	Receive reports from the Chairperson of the Nominating and Corporate Governance Committee regarding recommended revisions to F5’s corporate governance policies.

•	Evaluate, along with the other independent directors, the Chief Executive Officer’s performance and meet with the Chief Executive Officer to discuss the Board’s evaluation.

•	Recommend to the Nominating and Corporate Governance Committee members for various Board Committees, as well as selection of the Committee Chairpersons.

c.	Director Independence

At least a majority of the members of the Board shall be “independent directors,” as defined below. To be deemed “independent” in any calendar year, a director, and the directors immediate family members, would have to satisfy the following qualifications:

(i) Has not been employed as an elected officer of the Company or its subsidiaries or affiliates within the last three (3) calendar years.

(ii) Has not received, during the current calendar year or any of the three immediately preceding calendar years, remuneration, directly or indirectly, other than de minimus remuneration (i.e., not to exceed $100,000 per year), as a result of service as, or compensation paid to an entity affiliated with the director that serves as (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier (as defined by the NASDAQ rules) of the Company.

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(iii) Has no personal services contract(s) with the Company or any member of the Company’s senior management.

(iv) Is not an executive officer of a public company at which an executive officer of the Company serves as a director.

(v) Is not a full-time employee or director of a non-profit entity that receives significant (i.e., not to exceed $100,000 per year) contributions from the Company.

(vi) Is not a member of the immediate family of any person described in subsections (i)-(iv) above.

(vii) Has not had any of the relationships described in subsections (a)-(f) above with any affiliate of the Company.

If the Company is out of compliance with the independence requirements set forth herein, the Company will return to compliance within 30 days.

d.	Director Perquisites

Aside from meeting-related expenses such as airfare, hotel accommodations and modest travel/accident insurance, non-employee directors will receive no other perquisites. Health, life, and other forms of insurance, financial planning, automobile allowances, and other similar perquisites will not be provided as benefits to directors.

e.	Shareholder Meetings

(i) Absent extraordinary circumstances, each member of the Board shall be required to attend each annual shareholder meeting in person.

(ii) All qualified shareholder proposals shall be evaluated by the Company’s General Counsel and a Committee of at least two independent directors, as defined herein, chaired by an independent Chairman. Such Committee will determine, in consultation with the Company’s General Counsel and with the assistance of outside advisors, if necessary, whether

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the shareholder proposal complies with the applicable substantive and procedural requirements of the federal securities rules, and if so, will make a recommendation to the Board for or against such shareholder proposal including the reasons for such recommendation. The Committee will determine whether to publish this recommendation in the applicable proxy statement. Also, the Committee will determine, in consultation with the Company’s General Counsel and with the assistance of outside advisors, if necessary, whether to submit a no-action request to the Securities And Exchange Commission.

3.	Compensation Practices

(a) At least once every two (2) years the Compensation Committee shall select and retain an independent consultant to compare the Company’s executive compensation policies, practices, and procedures relative to other public companies and prepare and submit to the Compensation Committee a report.

(b) The Company shall adopt a policy that if the Company restates its reported financial results to correct a material accounting error on an interim or annual financial statement included in a report on Form 10-Q or 10-K due to material noncompliance with a financial reporting requirement under the federal securities laws, the Board of Directors shall review any performance-based bonuses paid to the Chief Executive Officer, Chief Accounting Officer, and General Counsel as a result of the restated results during the 12-month period preceding the filing of the restatement and, to the extent practicable and in the best interests of shareholders, shall seek to recover or cancel the appropriate excess portion, if any, of such awards that were based on financial results that were revised in the restatement. Following such review, if the Board of Directors decides not to recover or cancel any portion of the awards at issue, that decision shall be disclosed in the Company’s next annual proxy statement.

The Stipulation provides for the entry of judgment dismissing the Federal Action against the Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been brought in the Actions or that could have been

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brought in any court by F5 or any of its shareholders against F5 or the Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Federal Action. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Defendants against Federal Lead Plaintiff or plaintiffs’ counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Actions or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Federal Action. In addition, after the Court approves the Settlement, Federal Lead Plaintiff and F5 will promptly seek dismissal with prejudice of the State Action; effectiveness of the Settlement is conditioned on dismissal of the State Action.

IV.	PLAINTIFFS’ ATTORNEYS’ FEES AND EXPENSES

After negotiating the Corporate Governance Reforms in the Settlement, Federal Lead Counsel and F5, with the assistance of the mediator, former United States District Court Judge Layn R. Phillips (Ret.), negotiated the attorneys’ fees and expenses that F5 would pay to plaintiffs’ counsel, subject to Court approval. As a result of these negotiations, and in light of the substantial benefit conferred, F5 agreed that plaintiffs’ counsel be paid $5,000,000.00 in cash for their fees and expenses (the “Fee Award”). The Fee Award includes fees and expenses incurred by plaintiffs’ counsel in connection with the prosecution and settlement of the Actions. To date, plaintiffs’ counsel have not received any payments for their efforts on behalf of F5 shareholders. The Fee Award will compensate plaintiffs’ counsel for the results achieved in the Actions.

V.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of the Plaintiffs, F5 and its shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Federal Lead Plaintiff and its counsel believe that the claims asserted in the Actions have merit. However, Federal Lead Plaintiff and its counsel recognize and acknowledge the expense and

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length of continued proceedings necessary to prosecute the Federal Action against the Defendants through trial and appeal. Federal Lead Plaintiff and its counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Federal Lead Plaintiff and its counsel also are mindful of the inherent problems of proof of, and possible defenses to, the violations asserted in the Actions. Based on Federal Lead Plaintiff’s and its counsel’s understanding of the facts, the settlement provides an excellent recovery based on the alleged conduct of the Defendants. Based on their evaluation, Federal Lead Plaintiff and its counsel have determined that the settlement set forth in the Stipulation is in the best interests of F5 and its shareholders.

B.	Why Did the Defendants Agree to Settle?

The Defendants have denied, and continue to deny each and every one of the claims, contentions and allegations of liability made against them or that could have been made against them in the Actions, and expressly deny all charges of wrongdoing or liability against them. The Defendants assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Defendants have thus entered into the Stipulation to avoid the continuing additional expense, inconvenience, and distraction of this litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.	SETTLEMENT HEARING

On             , 2010, at                  .m., the Court will hold the Settlement Hearing at the United States Courthouse, United States District Court for the Western District of Washington at Seattle, 700 Stewart Street, Seattle, Washington. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the Fee Award should be approved, and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation.

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VII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any F5 shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. F5 SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1. Your name, legal address, and telephone number;

2. Proof of being a F5 Shareholder as of the Record Date;

3. The date(s) you acquired your F5 shares;

4. A statement of your position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

5. Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

6. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

7. The Court may not consider any objection that does not substantially comply with these requirements.

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B.	You Must Timely Deliver Written Objections to the Court, Federal Lead Plaintiff’s Counsel, and F5

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN                     , 2010. The Court Clerk’s address is:

Clerk of the Court

United States District Court

Western District of Washington at Seattle

700 Stewart Street, Suite 2310

Seattle, WA 98101

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS’ COUNSEL AND COUNSEL FOR F5 SO THEY ARE RECEIVED NO LATER THAN                     , 2010. Counsel’s addresses are:

Counsel for Federal Lead Plaintiff

Ellen Gusikoff Stewart

ROBBINS GELLER RUDMAN & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Counsel for Nominal Defendant F5

Brian D. Buckley

FENWICK & WEST LLP

1191 Second Avenue, 10th Floor

Seattle, WA 98101

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Federal Lead Counsel and counsel for F5.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

IX.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Actions or the Stipulation.

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You may inspect the Stipulation and other papers in the Federal Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District for the Western District of Washington at Seattle, United States Courthouse, 700 Stewart Street, Suite 2310, Seattle, Washington 98101. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at www.f5.com.

If you have any questions you have about matters in this Notice you may contact by telephone at 1-800-449-4900 or in writing Rick Nelson, Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED , 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT WESTERN DISTRICT OF WASHINGTON AT SEATTLE

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THE HONORABLE ROBERT S. LASNIK

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

In re F5 NETWORKS, INC. DERIVATIVE LITIGATION	) ) ) )	Master File No. C-06-0794-RSL [PROPOSED] ORDER AND FINAL JUDGMENT
EXHIBIT B

[PROPOSED] ORDER AND FINAL JUDGMENT (C-06-0794-RSL)

This matter came before the Court for hearing pursuant to the Order of this Court, dated                     , 2010, on the application of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation of Settlement dated September 24, 2010, and the Exhibits thereto (the “Stipulation”);

The Court has reviewed and considered all documents, evidence, objections (if any) and arguments presented in support of or against the Settlement; the Court being fully advised of the premises and good cause appearing therefore, the Court enters this Order and Final Judgment.

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation.

2. This Court has jurisdiction over the subject matter of the Federal Action, including all matters necessary to effectuate the Settlement, and over all Settling Parties.

3. The Court finds that the Notice provided to F5 shareholders constituted the best notice practicable under the circumstances. The Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process.

4. The Court finds that, during the course of the litigation of the Federal Action, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

5. The Court finds that the terms of the Stipulation and Settlement are fair, reasonable and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6. The Federal Action and all claims contained therein against Defendants, as well as all of the Released Claims against each of the Defendants and their Related Persons, are hereby dismissed with prejudice. As among the Federal Lead Plaintiff and the Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation.

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7. Upon the Effective Date, as defined in the Stipulation, Plaintiffs (acting on their own behalf and derivatively on behalf of F5), and each of F5’s shareholders (solely in their capacity as F5 shareholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged the Released Claims against the Released Persons and any and all claims (including Unknown Claims) arising out of, relating to, or in connection with, the defense, settlement or resolution of the Actions, against the Released Persons, provided that nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

8. Upon the Effective Date, as defined in the Stipulation, F5, Plaintiffs (acting on their own behalf and derivatively on behalf of F5), and each of F5’s shareholders (solely in their capacity as F5 shareholders) will be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims or any action or other proceeding against any of the Released Persons based on, arising out of, related to, or in connection with, the Released Claims or the Settlement or resolution of the Actions, provided that claims to enforce the terms of the Stipulation are not released.

9. Upon the Effective Date, as defined in the Stipulation, and except as set forth in § IV(D)(4) of the Stipulation, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged each and all of the Plaintiffs, Plaintiffs’ Counsel, F5, and all of the F5 shareholders (solely in their capacity as F5 shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment.

10. The Court hereby approves the Fee Award in accordance with the Stipulation and finds that such fee is fair and reasonable.

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11. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing or liability of the Settling Parties; or of the validity of any Released Claims; or (b) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal or administrative. The Released Persons may file the Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim, and any of the Settling Parties may file the Stipulation and documents executed pursuant and in furtherance thereto in any action to enforce the Settlement.

12. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.

13. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, this Order and Final Judgment shall be vacated, and all Orders entered and releases delivered in connection with the Stipulation and this Order and Final Judgment shall be null and void, except as otherwise provided for in the Stipulation.

14. This Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Rule 58, Federal Rules of Civil Procedure.

IT IS SO ORDERED.

DATED:
THE HONORABLE ROBERT S. LASNIK
UNITED STATES DISTRICT JUDGE

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